EXHIBIT 4.1

                                SUNAMERICA INC.
                       5.60% Debenture due July 31, 2097

Number
R-1                                                           CUSIP 866930 AG5

      Unless and until this certificate is exchange in whole or in part for Debentures in definitive registered form, this Debenture may not be transferred except as a whole by The Depository Trust Company, a New York corporation ("DTC"), to its nominee or by its nominee to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary. Any certificate issued in exchange herefor shall be registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment in respect hereof shall be made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC).

      SUNAMERICA INC., a Maryland corporation (the "Issuer", which term includes any successor corporation under the Senior Indenture hereafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, or at such other locations as the Issuer may from time to time designate, the principal sum of ONE HUNDRED AND SEVENTY FIVE MILLION DOLLARS on July 31, 2097 (subject to adjustment as set forth on the reverse of this Debenture), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on January 31 and July 31 of each year, commencing January 31, 1998, on the original principal amount hereof (i.e. without regard to any change in the principal amount hereof to any New Redemption Amount (as defined below)) at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Debenture, from the January 31 or the July 31, as the case may be, next preceding the date of this Debenture to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Debenture, or unless no interest has been paid on the Debentures (as defined below) or duly provided for, in which case from July 31, 1997, until payment of the principal amount hereof has been made or duly provided for; provided, that payment of interest may be made at the option of the Issuer by check mailed by first class mail to the address of the person entitled thereto as such address shall appear on the Security register. Notwithstanding the foregoing, if the date hereof is after January 15 or July 15 as the case may be, and before the following January 31 or July 31, this Debenture shall bear interest from such January 31 or July 31;
provided, that if the Issuer shall default in the payment of interest due on such January 31 or July 31, then this Debenture shall bear interest from the next preceding January 31 or July 31, to which interest has been paid or duly provided for or, if no interest has been paid on the Debentures or duly provided for, from July 31, 1997. The interest so payable on any January 31 or July 31, will, subject to certain exceptions provided in the Senior Indenture referred to on the reverse hereof, be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered at the close of business on the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such January 31 or July 31. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      Reference is made to the further provisions of this Debenture set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Senior Indenture referred to on the reverse hereof by manual signature.

      IN WITNESS WHEREOF, SunAmerica Inc. has caused this instrument to be signed by facsimile by one of its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

            TRUSTEE'S CERTIFICATE                   SUNAMERICA INC.
              OF AUTHENTICATION
This is one of the Securities referred to in
   the within-mentioned Senior Indenture.
           THE FIRST NATIONAL BANK
                 OF CHICAGO,
                                as Trustee


                                                    __________________________
            AUTHORIZED SIGNATORY                    EXECUTIVE VICE PRESIDENT


                            [REVERSE OF DEBENTURE]

                                SUNAMERICA INC.
                       5.60% Debenture due July 31, 2097

      This Debenture is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to a Senior Indenture dated as of April 15, 1993, as amended by indenture supplement dated June 28, 1993 and October 28, 1996 (herein called the "Senior Indenture"), duly executed and delivered by the Issuer to The First National Bank of Chicago, as Trustee (herein called the "Trustee"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any) and may otherwise vary as provided in the Senior Indenture. This Debenture is one of a series designated as the 5.60% Debentures due July 31, 2097 (the "Debentures") of the Issuer, limited in aggregate original principal amount to $175,000,000.

      Except as otherwise provided in the Senior Indenture, this Debenture will be issued in global form only registered in the name of the depositary or its nominee. This Debenture will not be issued in definitive form, except as otherwise provided in the Senior Indenture, and ownership of this Debenture shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary.

      In case an Event of Default with respect to the Debentures shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Senior Indenture.

      The Senior Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series issued under such Senior Indenture then Outstanding and affected, voting as one class, to add any provisions to, or change in any manner or eliminate any of the provisions of, such Senior Indenture or modify in any manner the rights of the Holders of the Securities of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the Holder of each Security affected thereby, (i) extend the stated maturity of the principal of any Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount), premium, if any, or interest thereon is payable or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or impair the right to institute suit for the enforcement of any payment on any Security when due or (ii) reduce the aforesaid percentage in principal amount of Securities of any series issued under such Senior Indenture, the consent of the Holders of which is required for any such modification. It is also provided in the Senior Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal or interest on any of the Securities. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Senior Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution hereof or on registration of transfer hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

      No reference herein to the Senior Indenture and no provision of this Debenture or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Debenture in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

      The Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, or at such other locations as the Issuer may from time to time designate, and in the manner and subject to the limitations provided in the Senior Indenture, but without the payment of any service charge, Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations.

      Upon the occurrence of a Tax Event (as defined below), the Issuer shall have the right to shorten the maturity of the Debentures to the minimum extent required, in the opinion of nationally recognized independent tax counsel, such that, after the shortening of the maturity, interest paid, or original issue discount accrued, on the Debentures will be deductible for United States federal income tax purposes or, if such counsel is unable to opine definitively as to such minimum period, the minimum extent so required as determined in good faith by the Board of Directors of the Issuer, after receipt of an opinion of such counsel regarding the applicable legal standards. In the event that the Issuer elects to exercise its right to shorten the maturity of the Debentures on the occurrence of a Tax Event, the Issuer shall mail a notice of shortened maturity to each holder of the Debentures by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of the Debentures (the "New Maturity Date"). Such notice shall be effective immediately upon mailing. In addition, in the event that the maturity of the Debentures is shortened to the minimum extent required, the principal amount of the Debentures payable on the New Maturity Date shall change to the New Redemption Amount; provided, that the original principal amount of the Debentures will not be affected. The
New Redemption Amount will be an amount equal to the Accreted Value (as defined below), which will be determined as if the New Maturity Date were the Specified Date (as defined below).

      "Tax Event" means that the Issuer shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of (a) any amendment to, clarification of or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling (including any technical advice memorandum or other private letter ruling), regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an "Administrative or Judicial Action"), or (c) any amendment to, clarification of or change in any official position with respect to, or any interpretation of (including any position taken in any Internal Revenue Service audit or similar proceeding, in each event, involving the Issuer), an Administrative or Judicial Action or a law or regulation of the United States that differs from the theretofore generally accepted position or interpretation, in each case, occurring on or after July 28, 1997, there is more than an insubstantial increase in the risk that interest paid by the Issuer, or original issue discount accrued, on the Debentures is not, or will not be, deductible, in whole or in part, by the Issuer for United States federal income tax purposes.

      The Debentures shall be redeemable as a whole at any time or in part from time to time, at the option of the Issuer, on not less than 30 or more than 60 days' notice mailed to holders thereof, at a redemption price equal to the greater of (i) 100% of the Accreted Value and (ii) the sum of the present values of the Remaining Scheduled Payments thereon, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, together in either case with accrued interest on the original principal amount (i.e. without regard to any change in the principal amount hereof to any New Redemption Amount) being redeemed to the date of redemption.

      In addition, if a Tax Event occurs and in the opinion of nationally recognized independent tax counsel, there would, notwithstanding any shortening of the maturity of the Debentures, be more than an insubstantial risk that interest paid by the Issuer, or original issue discount accrued, on the Debentures is not, or will not be, deductible, in whole or in part, by the Issuer for United States federal income tax purposes, the Issuer will have the right, within 90 days following the occurrence of such Tax Event, to redeem the Debentures in whole (but not in part), on not less than 30 or more than 60 days' notice mailed to holders of the Debentures, at a redemption price equal to the greater of (i) 100% of the Accreted Value and (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 55 basis points, together in either case with accrued interest on the original principal amount (i.e. without regard to any change in the principal amount hereof to any New Redemption Amount) being redeemed to the date of redemption.

      "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

      "Comparable Treasury Issue" means the United States Treasury
Security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Debentures. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Issuer.

      "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York City time on the third business day preceding such redemption date.

      "Reference Treasury Dealer" means each of Deutsche Morgan
Grenfell Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Issuer shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

      "Remaining Scheduled Payments" means, with respect to each Debenture to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Debenture, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

      On and after the redemption date, interest will cease to accrue on the Debentures or any portion thereof called for redemption. On or before any redemption date, the Issuer shall deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Debentures to be redeemed on such date. If less than all the Debentures are to be redeemed, the Debentures to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

      "Accreted Value" as of any date (the "Specified Date") means, with respect to each $1,000 original principal amount (i.e. without regard to any change in the principal amount hereof to any New Redemption Amount) of the
Debentures:

              (i) if the Specified Date is one of the following dates (each a "Semi-Annual Accrual Date"), the principal amount multiplied by the Accreted Percentage set forth opposite such date below:



Semi-Annual                                                          Accreted
Accrual Date                                                        Percentage
------------                                                        ----------
July 31, 1997..........................................................75.094%
January 31, 1998.....................................................75.09415%
July 31, 1998........................................................75.09479%
January 31, 1999.....................................................75.09545%
July 31, 1999........................................................75.09613%
January 31, 2000.....................................................75.09684%
July 31, 2000........................................................75.09758%
January 31, 2001.....................................................75.09834%
July 31, 2001........................................................75.09914%
January 31, 2002.....................................................75.09996%
July 31, 2002........................................................75.10081%
January 31, 2003.....................................................75.10170%
July 31, 2003........................................................75.10261%
January 31, 2004.....................................................75.10357%
July 31, 2004........................................................75.10455%
January 31, 2005.....................................................75.10558%
July 31, 2005........................................................75.10664%
January 31, 2006.....................................................75.10774%
July 31, 2006........................................................75.10888%
January 31, 2007.....................................................75.11007%
July 31,2007.........................................................75.11130%
January 31, 2008.....................................................75.11258%
July 31, 2008........................................................75.11390%
January 31, 2009.....................................................75.11527%
July 31, 2009........................................................75.11670%
January 31, 2010.....................................................75.11817%
July 31, 2010........................................................75.11971%
January 31, 2011.....................................................75.12130%
July 31, 2011........................................................75.12295%
January 31, 2012.....................................................75.12466%
July 31, 2012........................................................75.12643%
January 31, 2013.....................................................75.12827%
July 31, 2013........................................................75.13018%
January 31, 2014.....................................................75.13216%
July 31, 2014........................................................75.13421%
January 31, 2015.....................................................75.13634%
July 31, 2015........................................................75.13855%
January 31, 2016.....................................................75.14084%
July 31, 2016........................................................75.14322%
January 31, 2017.....................................................75.14569%
July 31, 2017........................................................75.14825%
January 31, 2018.....................................................75.15090%
July 31, 2018........................................................75.15365%
January 31, 2019.....................................................75.15651%
July 31, 2019........................................................75.15947%
January 31, 2020.....................................................75.16254%
July 31, 2020........................................................75.16573%
January 31, 2021.....................................................75.16904%
July 31, 2021........................................................75.17247%
January 31, 2022.....................................................75.17602%
July 31, 2022........................................................75.17971%
January 31, 2023.....................................................75.18354%
July 31, 2023........................................................75.18751%
January 31, 2024.....................................................75.19163%
July 31, 2024........................................................75.19590%
January 31, 2025.....................................................75.20033%
July 31, 2025........................................................75.20493%
January 31, 2026.....................................................75.20970%
July 31, 2026........................................................75.21464%
January 31, 2027.....................................................75.21977%
July 31, 2027........................................................75.22509%
January 31, 2028.....................................................75.23061%
July 31, 2028........................................................75.23634%
January 31, 2029.....................................................75.24228%
July 31, 2029........................................................75.24844%
January 31, 2030.....................................................75.25483%
July 31, 2030........................................................75.26146%
January 31, 2031.....................................................75.26834%
July 31, 2031........................................................75.27547%
January 31, 2032.....................................................75.28287%
July 31, 2032........................................................75.29054%
January 31, 2033.....................................................75.29850%
July 31, 2033........................................................75.30676%
January 31, 2034.....................................................75.31532%
July 31, 2034........................................................75.32421%
January 31, 2035.....................................................75.33343%
July 31, 2035........................................................75.34299%
January 31, 2036.....................................................75.35290%
July 31, 2036........................................................75.36319%
January 31, 2037.....................................................75.37386%
July 31, 2037........................................................75.38493%
January 31, 2038.....................................................75.39641%
July 31, 2038........................................................75.40832%
January 31, 2039.....................................................75.42067%
July 31, 2039........................................................75.43348%
January 31, 2040.....................................................75.44678%
July 31, 2040........................................................75.46056%
January 31, 2041.....................................................75.47487%
July 31, 2041........................................................75.48970%
January 31, 2042.....................................................75.50509%
July 31, 2042........................................................75.52105%
January 31, 2043.....................................................75.53761%
July 31, 2043........................................................75.55478%
January 31, 2044.....................................................75.57260%
July 31, 2044........................................................75.59108%
January 31, 2045.....................................................75.61025%
July 31, 2045.....................................................   75.63013%
January 31, 2046.....................................................75.65076%
July 31, 2046........................................................75.67215%
January 31, 2047.....................................................75.69435%
July 31, 2047........................................................75.71737%
January 31, 2048.....................................................75.74125%
July 31, 2048........................................................75.76602%
January 31, 2049.....................................................75.79171%
July 31, 2049........................................................75.81836%
January 31, 2050.....................................................75.84601%
July 31, 2050........................................................75.87469%
January 31, 2051.....................................................75.90443%
July 31, 2051........................................................75.93529%
January 31, 2052.....................................................75.96729%
July 31, 2052........................................................76.00050%
January 31, 2053.....................................................76.03493%
July 31, 2053........................................................76.07066%
January 31, 2054.....................................................76.10771%
July 31, 2054........................................................76.14615%
January 31, 2055.....................................................76.18602%
July 31, 2055........................................................76.22738%
January 31, 2056.....................................................76.27028%
July 31, 2056........................................................76.31478%
January 31, 2057.....................................................76.36094%
July 31, 2057........................................................76.40882%
January 31, 2058.....................................................76.45848%
July 31, 2058........................................................76.51000%
January 31, 2059.....................................................76.56344%
July 31, 2059........................................................76.61888%
January 31, 2060.....................................................76.67638%
July 31, 2060........................................................76.73602%
January 31, 2061.....................................................76.79789%
July 31, 2061........................................................76.86207%
January 31, 2062.....................................................76.92864%
July 31, 2062........................................................76.99770%
January 31, 2063.....................................................77.06933%
July 31, 2063........................................................77.14363%
January 31, 2064.....................................................77.22070%
July 31, 2064........................................................77.30064%
January 31, 2065.....................................................77.38357%
July 31, 2065........................................................77.46959%
January 31, 2066.....................................................77.55882%
July 31, 2066........................................................77.65138%
January 31, 2067.....................................................77.74738%
July 31, 2067........................................................77.84697%
January 31, 2068.....................................................77.95028%
July 31, 2068........................................................78.05743%
January 31, 2069.....................................................78.16858%
July 31, 2069........................................................78.28388%
January 31, 2070.....................................................78.40348%
July 31, 2070........................................................78.52754%
January 31, 2071.....................................................78.65622%
July 31, 2071........................................................78.78970%
January 31, 2072.....................................................78.92817%
July 31, 2072........................................................79.07179%
January 31, 2073.....................................................79.22077%
July 31, 2073........................................................79.37531%
January 31, 2074.....................................................79.53562%
July 31, 2074........................................................79.70190%
January 31, 2075.....................................................79.87438%
July 31, 2075........................................................80.05329%
January 31, 2076.....................................................80.23888%
July 31, 2076........................................................80.43139%
January 31, 2077.....................................................80.63108%
July 31, 2077........................................................80.83821%
January 31, 2078.....................................................81.05308%
July 31, 2078........................................................81.27595%
January 31, 2079.....................................................81.50714%
July 31, 2079........................................................81.74695%
January 31, 2080.....................................................81.99570%
July 31, 2080........................................................82.25373%
January 31, 2081.....................................................82.52138%
July 31, 2081........................................................82.79901%
January 31, 2082.....................................................83.08700%
July 31, 2082........................................................83.38573%
January 31, 2083.....................................................83.69560%
July 31, 2083........................................................84.01703%
January 31, 2084.....................................................84.35045%
July 31, 2084........................................................84.69630%
January 31, 2085.....................................................85.05505%
July 31, 2085........................................................85.42717%
January 31, 2086.....................................................85.81318%
July 31, 2086........................................................86.21358%
January 31, 2087.....................................................86.62892%
July 31, 2088........................................................87.05974%
January 31, 2088.....................................................87.50664%
July 31, 2088........................................................87.97020%
January 31, 2089.....................................................88.45105%
July 31, 2089........................................................88.94983%
January 31, 2090.....................................................89.46721%
July 31, 2090........................................................90.00389%
January 31, 2091.....................................................90.56059%
July 31, 2091........................................................91.13804%
January 31, 2092.....................................................91.73704%
July 31, 2092........................................................92.35837%
January 31, 2093.....................................................93.00287%
July 31, 2093........................................................93.67142%
January 31, 2094.....................................................94.36489%
July 31, 2094........................................................95.08423%
January 31, 2095.....................................................95.83040%
July 31, 2095........................................................96.60439%
January 31, 2096.....................................................97.40725%
July 31, 2096........................................................98.24006%
January 31, 2097.....................................................99.10392%
July 31, 2097.......................................................100.00000%


           (ii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (B) an amount equal to the product of (i) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date and (ii) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180.

      The Debentures are not entitled to any sinking fund.

      Upon due presentment for registration of transfer of this Debenture at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, or at such other locations as the Issuer may from time to time designate, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Senior Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

      The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Issuer, the Trustee or any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

      No recourse under or upon any obligation, covenant or agreement of the Issuer in the Senior Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholders, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration or the issue hereof.

      This Debenture shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

      Terms used herein which are defined in the Senior Indenture shall have the respective meanings assigned thereto in the Senior Indenture.

                                 ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common          UNIF GIFT MIN ACT-_____Custodian______
TEN ENT - as tenants by the entireties                    (Cust)       (Minor)
JT TEN -  as joint tenants with right       Under Uniform Gifts to Minors
          of survivorship and not           Act________________________
          as tenants in common                        (State)

Additional abbreviations may also be used though not in the above list.

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

______________________________________________________________________________

______________________________________________________________________________
     PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE

______________________________________________________________________________

the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such debenture on the books of the Issuer, with full power of substitution in the premises.

Dated:______________ Signed:_________________________________________
                     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Debenture in every particular without attention or enlargement or any change whatsoever.
Signature Guarantee: